Exhibit 10.6.2
Separation of Employment Agreement and General Release
THIS SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made as of this day of November 19, 2025, by and between R. LaDuane Clifton (“Executive”) and Zevra Therapeutics, Inc. (the “Company”).
WHEREAS, Executive is employed by Company as its Chief Financial Officer and Treasurer;
WHEREAS, Executive and Company entered into an Amended and Restated Employment Agreement, dated as of June 25, 2015, as amended on October 13, 2015 (the “Employment Agreement”);
WHEREAS, Executive and Company desire that Executive’s employment with Company will terminate effective as of the Termination Date (as defined below); and
WHEREAS, in connection with the termination of Executive’s employment, the parties have agreed to a separation package and the resolution of any and all disputes between them.
NOW, THEREFORE, IT IS HEREBY AGREED by and between Executive and Company as follows:
1.Executive’s employment with Company shall terminate, and Executive will cease to be employed with Company, effective as of December 31, 2025 ((the “Termination Date”). Executive’s employment with Company will at all times remain terminable by either Executive or Company at-will and nothing in this Agreement confers upon Executive any right to continue to serve as an employee or other service provider of Company or interferes with or restricts the rights of Company to discharge or terminate the services of Executive at any time for any or no reason, with or without cause. Effective as of the Termination Date, Executive shall cease to hold any position (whether as an officer, director, manager, employee, trustee, fiduciary, or otherwise) with, and shall cease to exercise or convey any authority (actual, apparent, or otherwise) on behalf of, Company or any of its subsidiaries or affiliates. Executive shall execute any additional documents or instruments reasonably requested by Company to effectuate the matters described in this Section 1.
2.Release of Claims.
(a)Executive, for and in consideration of the commitments of Company as set forth in Section 5 of this Agreement, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE Company, its stockholders, and its present and past affiliates, subsidiaries and parents, its and their respective officers, directors, investors, employees, and agents, and its and their respective predecessors, successors and assigns, heirs, executors, and administrators (collectively, “Releasees”), subject to the exceptions of Sections 2(b), 2(c), 2(d) and 13 of this Agreement, from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which Executive ever had, now has, or hereafter may have, whether known or unknown, or which Executive’s heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this Agreement, to the extent arising from or relating in any way to Executive’s employment relationship with Company, the terms and conditions of that employment relationship, and/or the termination of that employment relationship, including, but not limited to, (i) any and all claims for monetary damages or other relief arising under Title VII of The Civil Rights Act of 1964 or the Americans with Disabilities Act, each as amended; (ii) any and all claims arising under the Family and Medical Leave Act of 1993 or the Employee Retirement Income Security Act of 1974, each as amended; (iii) any and all claims arising under any applicable federal, state or local fair employment practice laws or wage and hour laws; (iv) any and all other claims under any federal, state or local common law, statute, or regulatory provision, now or hereafter recognized, including, without limitation, the Florida Civil Rights Act, the Florida Whistleblower Protection Act, the Florida Minimum Wage Act, and the Florida Constitution, Article X, Section 24, each as amended; (v) any and all claims for breach of contract, including the Employment Agreement, and (vi) any and all claims for attorneys’ fees and costs (individually, a “Claim” and collectively, “Claims”).
(b)The foregoing Section 2(a) shall in no event apply to (i) enforcement by Executive of Executive’s rights under this Agreement, (ii) Executive’s rights as a stockholder in Company or any of its affiliates, (iii) Executive’s rights to indemnifications under any separate contract or insurance policy, (iv) Executive’s right to seek unemployment insurance benefits, (v) Executive’s right to seek workers’ compensation benefits, (vi) any rights Executive has to indemnification for service as an officer of Company, or (vii) any claims that, as a matter of applicable law, are not waivable. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.
(c)Executive and Company agree that nothing in this Agreement prevents or prohibits Executive from: (i) making any disclosure of relevant and necessary information or documents in connection with any charge, action, investigation, or proceeding relating to this Agreement, or as required by law or legal process; (ii) participating, cooperating, or testifying in any charge, action, investigation, or proceeding with, or providing information to, any self-regulatory organization, governmental agency or legislative body, and/or pursuant to the Sarbanes-Oxley Act, including the Securities Exchange Commission and the Department of Justice, without notifying Company; (iii) testifying in, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization; (iv) exercising any rights Executive may have under Section 7 of the National Labor Relations Act; or (v) filing a charge with the Equal Employment Opportunity Commission, the National Labor Relations Board, or any similar state or local agency, provided, however, to the fullest extent provided by law, Executive acknowledges and agrees Executive is waiving any right to recover monetary damages and other relief in connection with any such filing, but not the right to recover a whistleblower award, which Executive retains. To the extent permitted by law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, Executive agrees to give prompt written notice to Company so as to permit Company to protect its interests in confidentiality to the fullest extent possible. Further, nothing in this Agreement is intended to or shall restrict Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.
(d)Executive and Company further agree that the Equal Employment Opportunity Commission (“EEOC”) and comparable state or local agencies have the authority to carry out their statutory duties by investigating charges, issuing determinations, and filing lawsuits in Federal or state court in their own name, or taking any action authorized by the EEOC or comparable state or local agencies. Executive retains the right to file and participate in any such action. Executive retains the right to communicate with the EEOC and comparable state or local agencies and such communication can be initiated by Executive or in response to the government and such right is not limited by anything herein. Executive and Company agree that communication with employees plays a critical role in the EEOC’s enforcement process because employees inform the agency of employer practices that might violate the law. For this reason, the right to communicate with the EEOC is a right that is protected by federal law and this Agreement does not prohibit or interfere with those rights. Notwithstanding the foregoing, Executive agrees to waive Executive’s right to recover monetary damages or other relief in any charge, complaint or lawsuit filed by Executive or by anyone else on Executive’s behalf, but does not waive Executive’s right to recover whistleblower rewards.
3.Executive further agrees and recognizes that, upon the Termination Date, Executive shall have permanently and irrevocably severed Executive’s employment relationship with Company, that Executive shall not seek employment with Company or any affiliated entity at any time in the future, and that neither Company nor any affiliate has any obligation to employ Executive in the future.
4.Executive and Company mutually agree that, subject to Sections 2(b), 2(c), 2(d) and 13 herein, neither party will disparage or subvert the other party or any of the other Releasees, or make any statement reflecting negatively on the other party or any of the other Releasees, including, but not limited to, any matters relating to the operation or management of Company, Executive’s employment and the termination of Executive’s employment, irrespective of the truthfulness or falsity of such statement.
5.Subject to (i) Executive’s execution and delivery of this Agreement to Company within seven days following receipt of the Agreement, (ii) Executive’s continued employment with Company through the Termination Date, (iii) Executive’s execution of the Updated Release of Claims attached to this Agreement as Exhibit A and made a part of this Agreement (the “Updated Release”) on or within three (3) calendar days after the Termination Date and non-revocation of the Updated Release, and (iv) Executive’s continued compliance with this Agreement, the Updated Release, and the Restrictive Covenants (as defined below), and in consideration for Executive’s agreement as set forth herein, Company agrees to pay or provide to Executive (as applicable) the following severance payments and benefits (“Severance Benefits”): (1) an amount in cash equal to $480,000 (which represents 12 months of Executive’s base salary), minus applicable withholdings and deductions which shall be paid by Company in substantially equal installments over the twelve month period following the 60th day following the Termination Date according to Company’s customary payroll practice, with the first payment made on the second regularly scheduled pay day immediately following the expiration of the Revocation Period (as defined in the Updated Release), with no revocation, and such first payment including any installment payments that would have been payable for the period between the Termination Date and the second payroll date on which the Severance Benefits begin; (2) an amount in cash equal to $192,000, which represents the pro rata bonus award payment for the year in which the Termination Date occurs, computed in accordance with Section 4(E)(1)(b) of the Employment Agreement; (3) provided Executive timely elects continued health care coverage under Section 4980(B) of the Internal Revenue Code of 1986, as amended, (“COBRA”), Company will reimburse Executive for the monthly COBRA cost of continued health coverage in accordance with Section 4(E)(1)(c) of the Employment Agreement; and (4) accelerated vesting of each outstanding equity award granted to Executive in accordance with Section 4(E)(1)(d) of the Employment Agreement. Executive also shall be entitled to receive the Accrued Benefits (as defined in Section 4(B) of the Employment Agreement) regardless of Executive’s execution and delivery of this Agreement or the Updated Release. Executive agrees that, with the Accrued Benefits, Executive has been paid all wages, payments, benefits and other compensation owed to Executive, and Executive is not entitled to receive, and shall not receive, any wages, payments, benefits, severance payments or other compensation (including any severance payments pursuant to the Employment Agreement), except to the extent expressly set forth in this Section 5. For the avoidance of doubt, if Executive terminates Executive’s employment with Company prior to the Termination Date, Executive shall not be eligible to receive the Severance Benefits or any other severance or termination payments from Company or any of its affiliates. Except as otherwise provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or as specifically provided in this Agreement, all of Executive’s rights to salary, benefits and other amounts (if any) shall cease on the Termination Date. Executive understands and agrees that the payments, benefits and agreements provided in this Agreement are being provided to Executive in consideration for Executive’s acceptance and execution of, and in reliance upon Executive’s representations in, this Agreement.
6.Executive acknowledges and agrees that Company previously has satisfied any and all obligations owed to Executive under any employment agreement or offer letter Executive has with Company or any other Releasee and, further, that this Agreement supersedes any and all prior agreements or understandings, whether written or oral, between the parties, excluding only the Restrictive Covenants (defined below), Executive’s vested rights under any outstanding equity grants in accordance with the terms of the applicable grant agreements, any obligations relating to the securities of Company or any of its affiliates and Company’s obligations under this Agreement to pay or provide the Severance Benefits and Accrued Benefits, all of which shall remain in full force and effect to the extent not inconsistent with this Agreement, and further, that, except as set forth expressly herein, no promises or representations have been made to Executive in connection with the termination of Executive’s employment or the terms of this Agreement.
7.Except as may be necessary to obtain approval or authorization to fulfill Executive’s or Company’s obligations hereunder or as required by applicable law and subject to the exceptions of Section 2(b), 2(c), 2(d) and 13 of this Agreement, (a) Executive agrees not to disclose the terms of this Agreement to anyone, except Executive’s spouse, attorney and, as necessary, tax/financial advisor, and (b) Company agrees that the terms of this Agreement will not be disclosed, except (i) to those involved in the discussions relating to or negotiations of this Agreement and/or Executive’s separation from Company, (ii) to Company’s attorneys, tax advisors, and auditors, (iii) as required by applicable law, including the rules and regulations of the Securities and Exchange Commission, (iv) in any action relating to a violation of this Agreement or any other agreement between the Executive and Company or any other Releasee, and (v) in any other action involving the Executive and Company or any other Releasees; provided, however, the exceptions in Sections 2(c) and 2(d) shall also apply to Company, its employees and agents. It is expressly understood that any violation of the confidentiality obligation imposed hereunder constitutes a material breach of this Agreement.
8.Executive hereby acknowledges and agrees that Executive is subject to certain non-solicitation, non-disparagement, confidentiality and other restrictive covenants (the “Restrictive Covenants”), including, without limitation, the non-competition, non-solicitation, confidentiality and other covenants set forth in Sections 6, 7, 8 and 9 of the Employment Agreement, and Executive hereby acknowledges and agrees that Executive continues to be bound by and subject to such Restrictive Covenants, and that such Restrictive Covenants will survive the termination of Executive’s employment and the Termination Date. The Restrictive Covenants are incorporated herein by reference and shall be considered a part of this Agreement as if set forth fully herein.
9.Executive represents that Executive will promptly return to Company, no later than the Termination Date or earlier upon Company’s request, records and business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records and all copies thereof) in Executive’s possession provided by Company and/or its predecessors, parents, subsidiaries or affiliates or obtained as a result of Executive’s employment with Company and/or its predecessors, parents, subsidiaries or affiliates, or created by Executive while employed by or rendering services to Company and/or its predecessors, parents, subsidiaries or affiliates (collectively, the “Corporate Records”). Executive acknowledges that all such Corporate Records are the property of Company. In addition, Executive shall promptly return in good condition, no later than the Termination Date, any and all Company owned equipment or property, including, but not limited to, automobiles, personal data assistants, facsimile machines, copy machines, pagers, credit cards, cellular telephone equipment, business cards, laptops and computers. As of the Termination Date or earlier as determined by Company in its sole discretion, Company will make arrangements to remove, terminate or transfer any and all business communication lines including network access, cellular phone, fax line and other business numbers.
10.Subject to the exceptions of Sections 2(b), 2(c), 2(d) and 13 of the Agreement, Executive expressly waives all rights afforded by any statute which expressly limits the effect of a release with respect to unknown claims. Executive acknowledges the significance of this release of unknown claims and the waiver of statutory protection against a release of unknown claims which provides that a general release does not extend to claims which a creditor does not know or suspect to exist in the creditor’s favor at the time of executing the release, which if known by it would have affected its settlement with the debtor.
11.The parties agree and acknowledge that the agreements by Company and Executive described herein, including the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to Executive.
12.Executive agrees and recognizes that should Executive breach any of the obligations or covenants set forth in this Agreement, Company will have no further obligation to provide Executive with the consideration set forth herein, and will have the right to seek repayment of all consideration paid up to the time of any such breach. Further, Executive acknowledges in the event of a breach of this Agreement, Releasees may seek any and all appropriate relief for any such breach, including equitable relief and/or money damages.
13.In accordance with 18 U.S.C. §1833, notwithstanding anything to the contrary in this Agreement or any other agreement between Executive and Company in effect as of the date Executive receives this Agreement (together, the “Subject Documents”): (a) Executive will not be in breach of any Subject Document, and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) if Executive files a lawsuit for retaliation by Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Furthermore, the parties agree that nothing in the Subject Documents prohibits Executive from reporting possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation or releases or restrains Executive’s right to receive an award for information provided to any such government agencies.
14.This Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the State of Florida. This Agreement shall inure to the benefit of Company, Executive and each of the other Releasees.
15.Executive certifies and acknowledges as follows:
(a)That Executive has read the terms of this Agreement, and that Executive understands its terms and effects, including the fact that Executive has agreed, subject to

Sections 2(b), 2(c), 2(d) and 13 herein, to RELEASE AND FOREVER DISCHARGE Company and each of the Releasees from any legal action arising out of Executive’s employment relationship with Company and the termination of that employment relationship;
(b)That Executive has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which Executive acknowledges is adequate and satisfactory to Executive and which Executive acknowledges is in addition to any other benefits to which Executive is otherwise entitled;
(c)That Executive has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement;
(d)That Executive does not waive rights or claims that may arise after the date this Agreement is executed;
[SIGNATURE PAGE TO FOLLOW]

Intending to be legally bound hereby, Executive and Company executed the foregoing Separation of Employment Agreement and General Release this 19 day of November, 2025.

ZEVRA THERAPEUTICS, INC.            EXECUTIVE

By: /s/ Neil F. McFarlane              /s/ R. LaDuane Clifton
Name:    Neil F. McFarlane             R. LaDuane Clifton
Title: CEO

Dated: November 19, 2025             Dated: November 19, 2025

Exhibit A

Updated Release of Claims

(To be signed and returned to Company on or within twenty-one (21) days after the Termination Date, and in no event before the Termination Date)
Zevra Therapeutics, Inc. (the “Company”) and R. LaDuane Clifton (the “Executive”) entered into a Separation of Employment Agreement and General Release dated November 19, 2025 (the “Agreement”). The parties to that Agreement hereby further agree as follows:
1.    A blank copy of this Updated Release of Claims (“Updated Release”) was attached to the Agreement as Exhibit A and the parties agree that it is part of the Agreement.
2.    In consideration of the payment of the Severance Benefits (as defined in the Agreement), Executive hereby (i) extends the release of claims in Section 2 of the Agreement to any Claims that arose through the date Executive signs this Updated Release and (ii) confirms that Executive has complied with Executive’s obligations in Section 9 of the Agreement through the date Executive signs this Updated Release.
3.    Executive is hereby advised to consult with an attorney of Executive’s choosing prior to signing this Updated Release.
4.    Executive also hereby extends the release of claims in Section 2 of the Agreement to any and all Claims under the federal Age Discrimination in Employment Act, as amended, including the Older Workers Benefit Protection Act (“ADEA”). Executive acknowledges that Executive is knowingly and voluntarily waiving and releasing any rights Executive may have under the ADEA and that the consideration given for this Updated Release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges and agrees that: (a) this Updated Release does not apply to any rights or claims that arise after the date Executive signs this Updated Release; (b) Executive should consult with an attorney prior to signing this Updated Release; (c) Executive has been given up to twenty-one (21) calendar days to consider this Updated Release (although Executive may choose to voluntarily execute this Updated Release earlier, though not earlier than the Termination Date (as defined in the Agreement)); (d) Executive has seven (7) calendar days following the date Executive signs this Updated Release to revoke it (“Revocation Period”); (e) this Updated Release will not be effective until the date upon which the Revocation Period following a timely execution of this Updated Release has expired without revocation (the “Effective Date”), which will be the eighth (8th) calendar day after Executive timely signs it; and (f) Executive is signing this Updated Release voluntarily, knowingly, and without any duress. For the avoidance of doubt, Executive understands and agrees that the Executive may not execute this Updated Release on or before Executive’s Termination Date. To be eligible to receive the Severance Benefits, Executive must execute this Updated Release on or within the three (3) days after Executive’s last day of employment with Company.

4.    The parties agree that this Updated Release is a part of the Agreement.
Understood, Accepted and Agreed:

ZEVRA THERAPEUTICS, INC.            EXECUTIVE

By:    /s/ Rahsaan Thompson _________        /s/ R. LaDuane Clifton____________
Name:    Rahsaan Thompson                R. LaDuane Clifton
Title:     Chief Legal Officer, Secretary
and Compliance Officer

Dated: December 31, 2025            Dated: December 31, 2025
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